Exhibit 4.2
SOLIDSTATE CONTROLS, INC.
HOURLY EMPLOYEES’ (CWA) RETIREMENT PLAN
(As Amended and Restated
Effective January 1, 2010)

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ARTICLE I
INTRODUCTION
     Section 1.1 Successor Plan. Effective December 2, 1981, the Solidstate Controls, Inc. Hourly Employees’ (CWA) Retirement Plan (the “Plan”) was established to provide benefits for eligible employees. Pursuant to a collective bargaining agreement with the Communications Workers of America, the Plan was amended and restated effective January 1, 1984 and again, effective January 1, 1987. In 1998, the Plan was amended and restated to increase the retirement contribution, to add after-tax and matching contributions, to permit participant-directed investment and to make certain administrative changes. The last restatement of the Plan was dated January 1, 1997. The Plan is hereby amended and restated, effective January 1, 2010, to reflect amendments adopted since the last restatement and additional clarifications and to reflect the change in sponsorship of the Plan from Solidstate Controls, Inc. to AMETEK, Inc.
     Unless otherwise provided in the Plan or by law, a Participant’s eligibility for the amount of benefits payable to or on his behalf shall be determined in accordance with the provisions of the Plan in effect at the time of the Participant’s termination of employment.
     Section 1.2 Legal Requirements. This Plan is intended to meet the requirements for qualification under Section 401(a) of the Internal Revenue Code of 1986, as amended, and to satisfy the requirements for a cash or deferred arrangement under Section 401(k) of the Code.

ARTICLE II
DEFINITIONS
     Unless otherwise required by the context, the following terms and phrases as used in the Plan shall have the meanings set forth in this Article II.
     Section 2.1 Accounts means the following Accounts which may be maintained under this Plan for Participants, adjusted in each case for such Account’s share in the increase or decrease in the net worth of the Trust Fund, as provided in Article V:
     (a) Retirement Account means the separate Account maintained for each Participant to which shall be credited such Participant’s allocable share of the Employer’s contributions, if any, made pursuant to Section 4.2(a).
     (b) Matching Account means the separate Account maintained for each Participant to which shall be credited such Participant’s Matching contributions, if any, made pursuant to Section 4.2(b).
     (c) 401(k) Account means the separate Account maintained for each Participant to which shall be credited such Participant’s 401(k) contributions, if any, made pursuant to Section 4.3(a)(2).
     (d) After-Tax Account means the separate Account, if any, maintained for each Participant to which shall be credited such Participant’s share of the Participant’s After-Tax contributions made pursuant to Section 4.3 (a)(1).
     (e) Rollover Account means the separate Account maintained for a Participant to which shall be credited the amount contributed (“rolled over”) to the Plan, if any, as provided in Article XIV.
     (f) Catch-Up Account means the separate Account maintained for each Participant to which shall be credited such Participant’s Catch-up contributions, if any, made pursuant to Section 4.3(a)(3).
     In addition, such other Accounts may be established and maintained as the Plan Administrator or the Administrator may deem appropriate, such as, but not limited to, segregated accounts, noninterest-bearing forfeiture accounts, and the like.
     Section 2.2 Actual Contribution Percentage means the percentage determined by dividing the sum of the Matching and After-Tax contributions allocated to a Participant’s Accounts by the Participant’s Total Compensation, as defined in Section 4.4(c)(3). A Participant’s Actual Contribution Percentage will be determined in accordance with the provisions of Treasury Regulation § 1.401(m)-2.
     Section 2.3 Actual Deferral Percentage means the percentage determined by dividing the Participant’s contributions allocated to a Participant’s 401(k) Account by the Participant’s

Total Compensation, as defined in Section 4.4(c)(3). A Participant’s Actual Deferral Percentage will be determined in accordance with the provisions of Treasury Regulation § 1.401(k)-2.
     Section 2.4 Administrator means the local committee to whom the responsibilities for day-to-day administration and operation of the Plan shall be delegated from time to time in writing by the Plan Administrator in accordance with Section 9.1.
     Section 2.5 Annuity Starting Date means the first day of the first period for which an amount is payable in the form of an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to commencement of his benefits.
     Section 2.6 Beneficiary. Beneficiary is defined as follows:
     (a) Definition. Beneficiary means any person or entity designated by a Participant on a form provided by the Administrator to receive benefits payable, as a result of the Participant’s participation in the Plan, upon the Participant’s death.
     (b) Special Rule for Married Participants. Each married Participant will be deemed to have selected his Spouse as his Beneficiary unless the Participant’s Spouse has given written notarized consent on a form provided by the Administrator. Spousal consent will not be required if the-Participant states on the applicable form provided for that purpose by the Administrator which is witnessed by a notary and establishes to the satisfaction of the Administrator that:
     (1) the Participant has no Spouse; or
     (2) the Participant’s Spouse cannot be located; or
     (3) there are other circumstances under which consent of the Spouse is not required in accordance with applicable U.S. Treasury or Department of Labor Regulations.
     (c) Special Rule if No Designation in Effect. If no valid designation is in effect upon the death of the Participant or if the designated Beneficiary has predeceased the Participant, the Beneficiary shall be the person or persons who shall survive the Participant in the first of the following classes of preferences:
     (1) the Participant Spouse;
     (2) his children, in equal shares, and their descendants, per stirpes;
     (3) his parents, in equal shares;
     (4) his brothers and sisters in equal shares and their descendants, per stirpes; or
     (5) his estate.

     Section 2.7 Break in Service means a Plan Year during which a Participant fails to complete more than 500 Hours of Service. In the case of each Employee who is absent from work for any period pursuant to an authorized leave of absence due to the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by such Employee, or for the purpose of caring for such child or a period beginning immediately following such birth or placement, the Plan shall treat as Hours of Service, solely for purposes of determining whether a Break in Service has occurred, the following Hours of Service:
     (a) the Hours of Service which otherwise would normally have been credited to such Employee but for such absence; or
     (b) in any case in which the Plan is unable to determine the hours in subsection (a), 8 Hours of Service per day of such absence;
provided that the total number of hours treated as Hours of Service by reason of such pregnancy, birth or placement shall not exceed 501 hours. Credit for such hours shall be given in the computation period only in which the absence from work begins if a Participant would be prevented from incurring a Break in Service in such computation period solely because the period of absence is treated as Hours of Service, or in any other case, in the immediately following computation period. Notwithstanding any provision of the Plan to the contrary, an employee’s authorized leave of absence pursuant to the Family and Medical Leave Act shall not be counted in determining whether a Break in Service has occurred.
     Section 2.8 Code means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. Reference to any section of the Code includes any successor provision thereto.
     Section 2.9 Collective Bargaining Agreement means the agreement between Solidstate Controls, Inc. and the Union commencing December 2, 2009 and ending on March 1, 2013 (unless thereafter continued as provided in the Collective Bargaining Agreement).
     Section 2.10 Committee means the “committee” as defined under the AMETEK Retirement and Savings Plan.
     Section 2.11 Company means AMETEK, Inc. and any corporation with which the Company shall be merged or consolidated, or any corporation resulting in any manner from a reorganization of the Company, or any individual, firm or corporation which shall assume the obligations of the Company with respect to the Plan.
     Section 2.12 Compensation means the amount paid to an Active Participant or all straight-time hours actually worked including equivalent straight-time hours for overtime, but specifically excluding holidays, vacations, jury duty, bereavement pay, sickness and accident benefits, workers’ compensation benefits, unemployment compensation benefits, any Participant’s share in any contributions by the Employer under this Plan or to any other employee benefit or insurance program, and any other benefits not enumerated herein. Compensation paid to an Inactive Participant on account of periods during which he was not an Active Participant shall not be included in Compensation. Compensation shall include elective deferrals, as defined in Code Section 402(g)(3) and Employer contributions made pursuant to a salary reduction agreement which is not includable in the gross income of the Employee under Code Section 125, 403(b) or Code Section 132(f)(4). Annual Compensation taken into account under the Plan shall not exceed $200,000, as adjusted by the Secretary of the Treasury for cost- of-living increases in accordance with Section 401(a)(17) of the Code. To the extent required by section 414(u)(12) of the Code and guidance issued thereunder, a Participant receiving differential wage payments (within the meaning of section 3401(h)(2) of the Code) from the Employer shall be treated as an Active Participant and the differential wage payments shall be treated as Compensation.
     Section 2.13 Disability means any physical or mental incapacity, which in the opinion of a physician approved by the Administrator, renders an Active or Inactive Participant incapable of performing the duties customarily performed by him for a Related Entity immediately preceding such incapacity.
     Section 2.14 Effective Date means January 1, 2010, the effective date of this restatement, except as otherwise provided herein or as required to satisfy applicable law.
     Section 2.15 Employee means any person who is employed by an Employer, whose employment is governed by the terms of the Collective Bargaining Agreement with the Union and who renders services in a classification that the Employer recognize as employee (regardless of any reclassification of such individual’s status), exclusive of independent contractors.
     Section 2.16 Employer means the Company and any Related Entity that adopts the Plan. Solidstate Controls, Inc., a Related Entity, has adopted the Plan.
     Section 2.17 ERISA means the Employee Retirement Income Security Act of 1974, as amended.
     Section 2.18 Forfeiture means the portion of a Participant’s Retirement and Matching Accounts which is not vested in accordance with Section 7.5 based on his Years of Service as of the date of his termination of employment with his Employer and any and all Related Entities; provided that no such Forfeiture shall be deemed to occur before the earlier of the date such Participant receives a distribution of the entire value of his vested Accounts or the date such Participant incurs five consecutive one year Breaks in Service. A Participant who is 0% vested in his Retirement Account and Matching Account shall be deemed to have received a distribution as of the date of his termination of employment.
     Section 2.19 Highly Compensated Employee means each employee who is a highly compensated active employee or a highly compensated former employee. A highly compensated active employee means any employee who:
     (a) was a five percent owner (as defined in Section 416(i)(1) of the Code) of a Related Entity at any time during the current or thee preceding Plan Years, or
     (b) for the preceding Plan Year had Total Compensation (as defined in Section 4.4(c)(3)) from a Related Entity in excess of $80,000 (as adjusted by the Secretary at the same time and in the same manner as under Section 415(d) of the Code).

     For this purpose, the applicable year of the Plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year.
     The determination of who is a Highly Compensated Employee shall be made in accordance with the regulations, including any temporary regulations, under Code Section 414(q), Notice 97-45 and any subsequent guidance issued by the Treasury Department.
     Section 2.20 Hours of Service for any period means the sum of (a), (b), (c) and (d) below to the extent it does not result in crediting Hours of Service more than once for these purposes with respect to such period:
     (a) hours for which an Employee is directly or indirectly paid, or entitled to payment, by a Related Entity for the performance of duties in his capacity as an Employee (an hour for which any overtime or other premium pay is received shall be counted as 1 hour);
     (b) hours for which an Employee is directly or indirectly paid, or entitled to payment, by a Related Entity for reasons other than the performance of duties (irrespective of whether the employment relationship has terminated) such as vacation, holiday, illness, incapacity (including disability), jury duty, military duty or leave of absence provided that:
     (1) no more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Plan Year);
     (2) no credit shall be allowed for any payment paid or due to an Employee pursuant to any plan or program solely for the purpose of compliance with any workers’ compensation or employment compensation or disability insurance laws;
     (3) no Hour of Service shall be credited for any payment which solely reimburses an Employee for medical or medically related expenses; and
     (4) Hours of Service to be credited under this Section shall be determined in accordance with the provisions of the Plan and, to the extent applicable, Sections 2530.200b-2(b) and (c) of the U.S. Department of Labor Regulations; and
     (c) hours for which back pay, irrespective of mitigation of damages, is either awarded or agreed to for an Employee by a Related Entity, such hours to be credited, for the period to which they relate and determined in accordance with the provisions of the Plan and, to the extent applicable, Sections 2530.200b-2(b) and (c) of the U.S. Department of Labor Regulations.
     (d) In the case of Employees:
     (1) for whom a Related Entity is not required by federal law to maintain a record of hours worked, and
     (2) where compensation is not determined solely on the basis of certain amounts for each hour worked during a given period,

     Hours of Service shall be determined on the basis of an assumed 45 hours weekly, so long as such Employee shall have completed 1 Hour of Service to the extent it does not result in crediting Hours of Service more than once with respect to any period.
     Section 2.21 Investment Committee means the Committee and is charged with the responsibility of appointing, retaining and discharging the Trustee and any Investment Manager and establishing the investment and funding policies of the Trust.
     Section 2.22 Investment Funds means the subfunds in which Participant’s Accounts are invested as established by the Investment Committee from time to time.
     Section 2.23 Investment Manager means one or more investment managers appointed by the Investment Committee.
     Section 2.24 Normal Retirement Date means the Participant’s 65th birthday.
     Section 2.25 Participant means an Employee or former Employee who is or has been a Participant in the Plan pursuant to Article III hereof. All Participants shall be further classified as Active Participants, Inactive Participants and Former Participants as provided in Article III.
     Section 2.26 Plan means this profit sharing plan as set forth in this document, as amended from time to time.
     Section 2.27 Plan Administrator means the person, group of persons, firm, or corporation serving as plan administrator pursuant to Section 9.1.
     Section 2.28 Plan Year means the calendar year.
     Section 2.29 Qualified Domestic Relations Order means any judgment, decree, or order (including approval of a property settlement agreement) which:
     (a) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant,
     (b) is made pursuant to a state domestic relations law (including a community property law),
     (c) creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to the Participant,
     (d) clearly specifies the name and last known mailing address, if any, of the Participant and the name and mailing address of each Alternate Payee covered by the order, the amount and percentage of the Participant’s benefits to be paid by the Plan to each Alternate Payee, or the manner in which such amount or percentage is to be determined, the number of payments or period to which order applies and each plan to which such order applies, and

     (e) does not require the Plan to provide (1) any form or type of benefit, or any option, not otherwise provided under the Plan, (2) increased benefits, or (3) benefits to an Alternate Payee which are required to be paid to another payee, under another order previously determined by the Plan Administrator to be a Qualified Domestic Relations Order.
     The term “Alternate Payee” means any spouse, former spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to the Participant.
     Section 2.30 Qualified Joint and Survivor Annuity means in the case of a married Participant, an annuity for the life of a Participant with a survivor annuity for the life of the Spouse, provide a monthly payment equal to 50% of the amount of the monthly payment during the joint lives of the Participant and the Spouse. In the case of a Participant who is not married, Qualified Joint and Survivor Annuity means an annuity for the life of the Participant.
     Section 2.31 Qualified Military Service means any service in the uniformed services (as defined in chapter 43 of title 38, United States Code) where the Participant’s right to reemployment is protected by law. Notwithstanding any provision of the Plan to the contrary, contributions, benefits, and service credit with respect to Qualified Military Service will be provided in accordance with Section 414(u) of the Code.
     Section 2.32 Qualified Pre-Retirement Survivor Annuity means an annuity for the life of a Participant’s Spouse, the actuarial equivalent, value of which is not less than 100% of the Participant’s Account balances as of the date of his death.
     Section 2.33 Quarter means a calendar quarter.
     Section 2.34 Quarterly Date means the January 1, April 1, July 1 or October 1 of each calendar year.
     Section 2.35 Related Entity means (a) the Company or (b) any corporation, firm or other enterprise during such time that such corporation or business is, along with the Company, a member of a controlled group of corporations as defined in Section 414(b) of the Code or a member of a group of trades or businesses under common control as defined in Section 414(c) of the Code, a member of an affiliated service group as defined in Section 414(m) of the Code, or an entity which is required to be aggregated pursuant to regulations under Code Section 414(o), except that for purposes of applying Section 414(b) and (c) of the Code to Section 4.4, instead of 80%, the applicable percentage shall be 50% wherever such percentage appears in Code Section 1563(a)(1).
     Section 2.36 Settlement Date means the monthly or more frequent date established by the Plan Administrator or Administrator to process distributions and withdrawals from the Plan.
     Section 2.37 Shares means for any Plan Year, the number of full active hours for which an Active Participant is paid Compensation.
     Section 2.38 Spouse means the individual to whom, under the laws of the Participant’s domicile, a Participant is legally married as of the, earlier of the date on which the first payment of his retirement benefit is to be made or the date of his death. A former spouse shall be treated as a Spouse to the extent provided, under a qualified domestic relations order as described in Section 414(p) of the Code.
     Section 2.39 Trust means that portion of the master trust established to hold and invest the assets accumulated under the Plan and other plans, which is maintained in accordance with the terms of the Plan and the Trust Agreement.
     Section 2.40 Trust Agreement means the agreement entered into between the Company and the Trustee with respect to the Trust Fund.
     Section 2.41 Trust Fund means the cash and other properties held for the Plan and administered by the Trustee in accordance with the provisions of the Trust and Article X of the Plan, including any amounts held by an insurance company pursuant to a contract between the Trustee and the insurance company.
     Section 2.42 Trustee means the entity or individuals appointed from time to time by the Investment Committee to hold the assets of the Plan.
     Section 2.43 Union means the Communication Workers of America.
     Section 2.44 Valuation Date means the end of each day on which the New York Stock Exchange is open for business.
     Section 2.45 Year of Eligibility Service means a consecutive twelve month period ending on the first anniversary of the date the Employee first performs an Hour of Service for an Employer (the “employment commencement date”) and each Plan Year commencing with or after the Plan Year in which falls the first anniversary of the Employee’s employment commencement date during which the Employee completes at least 1,000 Hours of Service with a Related Entity. An Employee who completes at least 1,000 Hours of Service with a Related Entity in both the consecutive twelve month period ending on the first anniversary of the Employee’s employment commencement date and the Plan Year commencing with the Plan Year in which falls the first anniversary of the Employee’s employment commencement date will be credited with two Years of Eligibility Service.
     Section 2.46 Year of Service means any Plan Year during which a Participant completes at least 1,000 Hours of Service, and further for each Participant on December 2, 1981, his last period of continuous employment with the Company through December 31, 1981 calculated to the nearest full month.

ARTICLE III
ELIGIBILITY AND PARTICIPATION
     Section 3.1 Active Participant Eligibility Requirements. Each Employee shall become an Active Participant on the first Quarterly Date coincident with or next following the date he has completes one Year of Eligibility Service, provided he is still an Employee on that date.
     Section 3.2 Special Rules for Inactive or Former Participants. An Inactive or Former Participant under the Plan who ceases to meet the definition of an Employee and who later satisfies the definition of an Employee shall reenter the Plan as an Active Participant on the first day he again performs an Hour of Service as an Employee.
     Section 3.3 Inactive Participant Eligibility Requirement. An Active Participant, who ceases to meet the definition of an Employee but who remains an employee of an Employer or a Related Entity, shall automatically become an Inactive Participant as of the date he ceases to meet the definition of an Employee. An Inactive Participant shall continue to be treated the same as an Active Participant in every respect except that he shall discontinue his Participant contributions and no Employer contributions shall be allocated to his Accounts, with the exception of that for the Plan Year in which he ceases to be an Active Participant.
     Section 3.4 Former Participant Eligibility Requirements. An Active Participant or an Inactive Participant shall automatically become a Former Participant as of the date he is no longer an employee of an Employer or any Related Entity.
     Section 3.5 Effect of Reemployment on Participation.
     (a) A Former Participant who is reemployed as an Employee prior to incurring a Break in Service shall resume participation in the Plan as provided in Section 3.2. As of the date he again becomes an Active Participant, such Participant’s Years of Service and Forfeitures as of the date of his prior change in status shall be restored for all purposes under the Plan.
     (b) A Former Participant who is reemployed as an Employee after having incurred a Break in Service shall be eligible to resume participation in the Plan as provided in Section 3.2. As of the date he again becomes an Active Participant, such Participant’s Years of Service and Forfeitures as of the date of his prior change in status shall be restored for all purposes under the Plan provided the number of his consecutive one year Breaks in Service is less than the greater of five years or his aggregate Years of Service before such break.
     (c) In the event Subsection (b) above is inapplicable, a Former Participant who is reemployed as an Employee after having incurred a Break in Service shall be eligible to resume participation in the Plan as provided in Section 3.2. As of the date he again becomes an Active Participant, such Participant’s Years of Service as of the date of his prior change in status shall be restored for purposes of determining his vested interest in amounts credited to his Accounts after his return if permitted under Section 7.5(d), but Forfeitures as of the date of his prior change in status shall not be restored.

     Section 3.6 Commencement. Each Employee who is or can be anticipated to become an Active Participant as provided in Sections 3.1 and 3.2, as applicable, shall be responsible for completing such forms and furnishing such other information as is required by the Administrator.

ARTICLE IV
CONTRIBUTIONS AND EXPENSES
     Section 4.1 Contributions in General. Contributions are to be made hereto by the Employer and may be made by the Participant as herein provided. The Trustee shall have no duty to require any contributions to be made to it or to determine whether contributions delivered to it hereunder comply with the provisions of this Plan or any resolutions, rules, regulations or policies of the Company providing for such contributions. In no event shall the Employer contributions for any Plan Year exceed the amount deductible for such Plan Year under Section 404 of the Code.
     Section 4.2 Employer Contributions.
     (a) Retirement Contributions. Effective on the dates specified below and pursuant to the terms of the Collective Bargaining Agreement, the Employer shall contribute to the Trust Fund the applicable amount specified below per Share credited during the Plan Year on behalf of each Participant who satisfies the requirements of subsection (f):

Effective Date	Contribution Amount
January 1, 2010-December 31, 2010	$0.70

January 1, 2011-December 3l, 2011	$0.75
     (b) Matching Contributions. Effective January 1, 2007 and pursuant to the terms of the Collective Bargaining Agreement, the Employer shall contribute to the Trust Fund, on behalf of each Participant who makes 401(k) contributions during the Plan Year and satisfies the requirements of subsection (g), a Matching contribution equal to $0.50 for each $1.00 of 401(k) contributions made and not withdrawn by such Participant during the Plan Year on the first 6% of such Participant’s compensation.
     (c) Form and Timing of Contributions. All Employer contributions shall be made in cash. The Employer contributions for a Plan Year shall be made either in single payment or installments (1) no later than the time prescribed by law for filing the Company’s federal income tax return for the Plan Year (including any extensions thereof); and (ii) no earlier than the date that the Participant elects to make 401(k) contributions under Section 4.3(a)(2), (2) the Participant has performed services with respect to which the 401(k) contribution election is made, or if earlier, the time at which the Compensation that is subject to the election would otherwise be currently available, and (3) the Employer contributes to the Plan, on behalf of the Participant, the amount by which the Participant has elected to reduce his Compensation pursuant to his 401(k) contribution election, unless it is permissible to make the Employer contributions earlier than such date under Treasury Regulations § 1.401(m)-1(a)(2)(iii).
     (d) Disposition of Forfeitures. Forfeitures that occur during the Plan Year shall first be used to the extent necessary to restore a Participant’s Accounts as provided in Section. 3.5(b). Forfeitures of Retirement contributions will be used to restore Participants’ Retirement

Accounts, and Forfeitures of Matching contributions will be used to restore Participants’ Matching Accounts. Any remaining Forfeitures of Retirement contributions shall be included in, reduce and be considered part of the Employer’s, Retirement contribution for the Plan Year in which such Forfeiture arises. Any remaining Forfeitures of Matching contributions shall be included in, reduce and considered part of the Employer’s Matching contribution for the Plan Year in which such Forfeiture arises.
     (e) Irrevocability of Employer Contribution. Except as provided in the following sentence, no contributions to the Trust Fund and no part of the corpus or income of the Trust Fund shall revert to the Employer or shall be used for or diverted to any purpose other than for the exclusive benefit of persons covered by the Plan. Notwithstanding the immediately preceding sentence or any other provisions of this Plan and Trust to the contrary, all contributions made by the Employer to the Plan are conditioned upon the deductibility of such contributions under Section 404 of the Code. To the extent a contribution is disallowed as a deduction under Section 404 of the Code, the Trustee shall return such contribution to the Employer within one year from the date of disallowance of the deduction. In addition, to the extent any contributions made by the Employer to the Plan are made to the Plan as a result of a mistake-in fact, the Trustee shall return such contributions to the Employer within one year after the date the error is discovered by the Employer.
     (f) Allocation of Retirement Contributions. The Employer shall make Retirement contributions to the Retirement Account of each Participant who:
     (i) was an Active Participant as of the last day of the Plan Year and completed a Year of Service, or
     (ii) was an Active Participant during such Plan Year, is an Inactive Participant as of the last day of the Plan Year and completed a Year of Service.
     (g) Allocation of Matching Contributions. The Employer shall make Matching contributions to the Matching Account of each Participant who:
     (i) was an Active Participant as of the last day of the Plan Year and completed a Year of Service, or
     (ii) was an Active Participant during such Plan Year, is an Inactive Participant as of the last day of the Plan Year and completed a Year of Service, or
     (iii) was an Active Participant during such Plan Year and is a Former Participant as of December 31, by reason of his death, disability or retirement on or after his Normal Retirement Date during the Plan Year, or
     (iv) was an Active Participant during such Plan Year and is a Former Participant as of December 31 by reason of his layoff during such Plan Year and he completed a Year of Service during such Plan Year, but only if the Administrator, in a uniform and nondiscriminatory manner, determines that there exists a reasonable probability that the Participant will be recalled.

     Section 4.3 Participant Contributions.
     (a) Types and Amounts. Subject to the limitations set forth in this Section, Active Participants shall be entitled to make After-Tax contributions, 401(k) contributions, and Catch-up contributions as described blow:
     (1) After-Tax Contributions. After-Tax contributions shall be equal to a whole percentage not exceeding 10% of his Compensation in accordance with the Participant’s signed payroll authorization form filed with the Administrator.
     (2) 401(k) Contributions. 401(k) Contributions shall be made by payroll reduction based on the Participant’s signed authorization form filed with the Administrator and equal to the specified, whole percentage of his Compensation for any pay period. The maximum 401(k) Contribution is 6% of Compensation. Such amount shall be deducted from the Participant’s pay for each pay period such agreement is in effect. In no event shall the aggregate 401(k) contributions for a calendar year exceed the annual limit under Code Section 402(g) for the calendar year as adjusted by the Secretary of the Treasury.
     (3) Catch-Up Contributions. All employees who are eligible to make elective deferrals under this Plan and who have attained age 50 by the end of the taxable year shall be eligible to make Catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such Catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Section 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-up contributions. No matching contribution shall be made with respect to any Catch-up contributions.
     (b) Payment of Contributions. Each Employee who is or can be anticipated to become an Active Participant and who desires to make After-Tax, 401(k), or Catch-up contributions from his Compensation while an Active Participant shall, prior to the Quarterly Date as of which he is eligible and desires to commence making such contributions, complete such payroll deduction or reduction authorization forms and furnish such other information as is required by the Administrator. Such payroll reductions shall commence as of the first day of the pay period coincident or next following the Quarterly Date as of which the Participant has elected commencement. If an Employee or an Active Participant who is eligible to make wage reduction contributions declines to make contributions or fails to supply all information required on a timely basis, his right to make wage reduction contributions shall be preserved as of the first payroll period coincident with or next following the first day of any month provided he is then an Active Participant.
     (c) Change and Discontinuance of After-Tax, 401(k), and Catch-Up Contributions.
     (1) An Active Participant may increase, decrease or completely discontinue his After-Tax, 401(k), or Catch-up contributions as of the first day of the pay period coincident with or next following the first day of any month. A Participant who has discontinued such contributions may recommence them, as of as of the first payroll period coincident with or next following the first day of any month, provided he then is an Active Participant. In order for any such changes to be implemented, an Active Participant shall submit such forms and follow such procedures as may be established by the Plan Administrator or the Administrator.
     (2) The foregoing notwithstanding, After-Tax, 401(k), or Catch-up contributions of an Active Participant made from Compensation, shall cease automatically as of the last day of the pay period which coincides with or immediately follows the date upon which the Active Participant ceases to be an Active Participant.
     (d) Payment to Trustee. An Active Participant’s After-Tax, 401(k), and Catch-up contributions shall be paid to the Trustee as soon as practicable after each pay period and in no event (i) more than 15 business days after the end of the month in which such pay period ended and (ii) no earlier than the date that the Participant has performed services with respect to which the contribution is made or, if earlier, the date that the contribution otherwise would have been payable to the Participant in cash, unless it is permissible under Treasury Regulation § 1.401(k)- 1(a)(3)(iii) to remit the Deferrals earlier than such date.
     (e) Return of Excess 401(k) Contributions. If a Participant makes 401(k) contributions to this Plan and any other cash or deferred arrangement for a calendar year which exceed the limit under Code Section 402(g) for such year, the Participant shall notify the Administrator of the amount of excess 401(k) contributions to this Plan by the March 1 of the next calendar year. The amount of such excess 401(k) contributions (and any earnings or losses attributable to such excess for the Plan Year and for Plan Years beginning before January 1, 2008, earnings or losses attributable to such excess for the period from the last day of the Plan Year through the date of distribution) shall be distributed to the Participant by the April 15 of the next calendar year in which the excess 401(k) contribution is made. For this purpose, if a Participant has made excess 401(k) contributions to this Plan (without regard to any other Plan), the Participant shall be deemed to have given the notice referred to above and the excess 401(k) contributions (and earnings or losses attributable to such excess) shall be distributed to the Participant by such April 15.
     (f) Allocation of Participant Contributions. Each Active Participant’s contributions shall be credited to his After-Tax, 401(k), or Catch-up Account, as the case may be, in accordance with Article V.
     Section 4.4 Limitation on Allocations.
     (a) Basic Limitation on Allocations to Participants. Except to the extent permitted under Section 4.3(a)(3) and Section 414(v) of the Code, if applicable, there shall not be allocated to the Accounts of any Participant for any Limitation Year an amount which would cause his Annual Addition to exceed the lesser of:
     (1) $40,000 (as adjusted for increases in the cost-of-living under Section 415(d)), or

     (2) 100% of the Total Compensation received by the Participant for such Limitation Year.
The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.
     If the Annual Addition for a Participant exceeds either of the foregoing limitations, the Administrator shall, to the extent necessary reduce such excess in the manner provided under the Internal Revenue Service’s Employee Plans Compliance Resolution System.
     (b) Special Definitions.
     (1) Limitation Year. For the purposes of this Plan, the Limitation Year shall be the Plan Year.
     (2) Annual Addition. Annual Addition means, with respect to any Limitation Year, the sum of:
     (A) all Employer contributions allocable to the Participant under this Plan and under all other defined contribution plans maintained by the Employer and those Related Entities whose plans are required to be aggregated pursuant to, those provisions of federal law pertaining to the maximum annual additions to individual accounts in tax qualified-defined contribution plans;
     (B) Forfeitures allocable to the Participant under such plans, if any;
     (C) Participant contributions to such plans, not including any portion of such Participant’s rollover contributions, if any; and
     (D) amounts allocated to an individual medical account, as defined in Section 415(1)(2) of the Code which is part of a pension or annuity plan maintained by the Employer or a Related Entity.
     (3) Total Compensation.
     (A) Solely for purposes of Section 4.4(a), Total Compensation shall mean, subject to the timing rules described in Treasury Regulation Section 1.415(c)-2(e), “compensation” as defined in Treasury Regulation Section 1.415(c)-2(d)(4) — i.e., compensation as reported in Box 1 of IRS Form W-2 plus amounts that would be included in wages but for an election under Code Section 125(a), 132(f)(2), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b). “Total Compensation” under this Section 4.4 shall also include “deemed Section 125” compensation, as provided under Treasury Regulation Section 1.415(c)-2(g)(6)(i).
     (B) For purposes of determining:

     (1) who is a Highly Compensated Employee and
     (2) the Actual Contribution Percentage and the Actual Deferral Percentage;
Total Compensation shall include elective deferrals, as defined in Section 402(g)(3), and any amounts not included in the Participant’s gross income by reason of Code Section 125, 457, or 132(f)(4). For purposes of determining the Actual Contribution Percentage and Actual Deferral Percentage, Total Compensation in excess of the applicable dollar limitation contained in Code Section 401(a)(17), as maybe adjusted by the Secretary of the Treasury for cost-of-living increases, shall be disregarded.
     Section 4.5 Limitation on 401(k) Contributions.
      (a) Each Plan Year, the Plan must satisfy the requirements of this Section, Section 4.6, and Section 4.7. Each Plan Year, the Plan must satisfy the actual deferral percentage test using the prior year testing method as provided in Section 401(k)(3) of the Code, Treasury Regulation Section 1.401(k)-2 and subsequent guidance issued by the Internal Revenue Service under the applicable Code provisions, the provisions of which are incorporated by this reference.
     (b) Adjustments to Meet the Actual Deferral Percentage Test.
     (1) If an Excess Contribution (as defined below) is made during a Plan Year by a Highly Compensated Employee, the Plan Administrator shall, before the last day of the following Plan Year, distribute the amount of the Excess Contribution for such Plan Year (and any income or loss attributable thereto for the Plan Year and for the period from the last day of the Plan Year through the date of distribution). An “Excess Contribution” for any Plan Year is the excess of the amount of 401(k) contributions actually paid over to the Trust on behalf of a Highly Compensated Employee for such Plan Year over the maximum amount of such contributions permitted by the limitation of this Section. Excess Contributions shall be calculated by determining by how much the actual deferral ratio (“ADR”) of the Highly Compensated Employee with the highest ADR would need to be reduced to satisfy the Actual Deferral Percentage Test or to equal the ADR of the Highly Compensated Employee with the next highest ratio. This process will be repeated until the ADP test is satisfied.
     Distribution of Excess Contributions for any Plan Year shall be made by reducing the 401(k) contributions made with respect to Highly Compensated Employees, beginning with the contributions representing the greatest dollar amount per Participant, to the extent necessary to make the aggregate amount of such reductions equal to the amount by which the Participant contributions (prior to such reduction) had exceeded the requirements of subsection (a). Such reduction shall be made in accordance with the methodology prescribed at the time of the reduction by the Internal Revenue Service under Internal Revenue Service Notice 97-2 or other applicable Notices or Treasury Regulations.

     (2) Distribution of Excess Contributions for any Plan Year shall be made in accordance with Treasury Regulations Section 1.401(k)-2(b)(2). The income attributable to Excess Contributions shall be determined in the same manner as for other purposes under the Plan, as provided in Section 5.2.
     (c) Coordination of Section 4.3 and 4.5. The determination of the amount of Excess Contributions with respect to the Plan shall be made after first determining the maximum deferrals under Section 4.3 and then determining the Excess Contributions under Section 4.5.
     Section 4.6 Limitation on Matching and After-Tax Contributions. Each Plan Year the Plan must satisfy the actual contribution percentage test using the prior year testing method as provided in Section 401(m)(2) of the Code and Treasury Regulation § 1.401(m)-2, except to the extent that the Plan is treated, pursuant to Treasury Regulation § 1.401(m)-1 (a)(2), as satisfying the actual contribution percentage test because it is a collectively bargained plan which automatically satisfies Code Section 410(b). If the Plan is not treated as satisfying the actual contribution percentage test in accordance with Treasury Regulation § 1.401(m)-1 (a)(2) and otherwise does not satisfy the actual contribution test, the Administrator shall, before the last day of the following Plan Year and in accordance with Treasury Regulation § 1.401(m)-2(b)(2), distribute the amount of the Excess Contribution for such Plan Year (and any earnings or losses attributable to such excess for the Plan Year and for Plan Years beginning before January 1, 2008, earnings or losses attributable to such excess for the period from the last day of the Plan Year through the date of distribution). An “Excess Contribution” for any Plan Year is the excess of the amount of After-Tax and Matching contributions actually paid over to the Trust on behalf of a Highly Compensated Employee for such Plan Year over the maximum amount of such contributions permitted by the limitation of this Section 4.6. The income attributable to Excess Contributions shall be determined in the same manner as for other purposes under the Plan, as provided in Section 5.2.

ARTICLE V
ACCOUNTS
     Section 5.1 Account Values. The Plan Administrator shall arrange to have the Accounts of Participants adjusted as of the end of each Valuation Date. The Accounts of Participants shall be maintained on the basis of dollar values, or units or shares that may be converted to dollar values. Pursuant to such accounting procedures as shall be adopted by the Plan Administrator on a uniform and nondiscriminatory basis, Participants’ Accounts will be adjusted on each Valuation Date to reflect the adjusted net worth (as defined below) of the Investment Funds in which such Accounts have an interest and to reflect any earnings, losses, distributions, withdrawals, contributions and other receipts or disbursements, including any Forfeitures, (determined on a cash basis) since the previous Valuation Date. The “adjusted net worth” of an Investment Fund shall mean the then-net worth of that Investment Fund as determined by the Trustee or Investment Manager, as the case may be, in accordance with the provisions of the Trust Agreement.
     Section 5.2 Annual Statement of Accounts. The Plan Administrator shall cause to be prepared and delivered to each Participant, Former Participant, Beneficiary of a deceased Participant, or Alternate Payee, at least quarterly, a statement showing the value of his Accounts, the allocations to and distributions from his Accounts, and such other information as may be required by applicable law.

ARTICLE VI
INVESTMENT FUNDS
     Section 6.1 Investment Funds. Notwithstanding any provision of the Plan to the contrary and the general and specific powers granted to the Trustee under the Trust Agreement, the Trustee shall invest all or a portion of the Participant’s Accounts among such Investment Funds as may be approved by the Investment Committee from time to time in the amounts and manner set forth in this Article VI. The Investment Committee may in its sole discretion add Investment Funds or delete existing Investment Funds upon reasonable notice to Participants.
     Section 6.2 Investment Elections.
     (a) Each Participant may elect that his Accounts and his future contributions shall be invested in whole percentages in any of the Investment Funds. If permitted by the Plan Administrator, the Participant may make separate elections with respect to his existing Account balances and future contributions. Investment elections shall be made by each Participant in writing or by such other means made available by the Plan Administrator or the Administrator, including, but not limited to, a telephone or Internet exchange system, in accordance with such procedures as may be established from time to time by the Plan Administrator or the Administrator. The investment of Accounts of each Participant will not be automatically realigned among the Investment Funds if changes in market value cause the amounts of the Participant’s Accounts invested in each Investment Fund to differ from the Participant’s most recent investment election. A Participant may change his investment election at such times, with such frequency, in such manner and with respect to such Investment Funds as the Plan Administrator or the Administrator shall establish. Such change of investment election shall be submitted to the Administrator in writing or by such other means made available by the Plan Administrator or the Administrator, including, but not limited to, a telephone or Internet exchange system. A Participant’s investment election shall be final and may only be changed in accordance with such procedures as are established by the Plan Administrator or Administrator.
     (b) All contributions to the Plan shall be invested in accordance with the Participant’s most recent investment election with respect to such contributions. If a Participant has never filed a valid investment election relating to his Accounts, all of his Accounts shall be invested in the default investment fund established by the Plan Administrator, until a valid election is made by the Participant.
     (c) Notwithstanding any provision of this Section 6.2, a Participant’s investment direction shall be subject to any transfer restrictions imposed by an Investment Fund, the Plan Administrator, the Investment Committee or the Trustee. All transfers among the Investment Funds shall be effectuated as soon as administratively practicable under the then circumstances and none of the Trustee, the Investment Committee, the Plan Administrator or its designated service provider(s), the Administrator, Company or Investment Manager shall be liable for any loss that may be incurred by any Participant as a result of any delay in transferring Accounts among Investment Funds.

     (d) Any Account held under the Plan for the benefit of an Alternate Payee shall be invested in the same Investment Funds and in the same proportions as the Participant’s Accounts are invested at the time the Account(s) of the Alternate Payee is established unless the qualified domestic relations order provides otherwise or unless and until such Alternate Payee changes such election pursuant to the terms of this Article VI. The provisions of this Article VI, including the provisions regarding changes in investment elections, shall apply to Alternate Payees in the same manner such provisions apply to Participants.
     Section 6.3 Limitation on Change of Directions. The Plan Administrator and the Administrator may establish such reasonable rules and requirements for the implementation of Investment Fund elections as they deem necessary or desirable.
     Section 6.4 Transfer of Assets. A Participant may transfer funds in his Accounts from one Investment Fund to one or more Investment Funds at such times, with such frequency, in such manner and with respect to such Investment Funds as the Plan Administrator or the Administrator shall determine. Such election to transfer some or all of a Participant’s Accounts to different Investment Funds shall be submitted to the Administrator in writing or by such other means made available by the Plan Administrator or the Administrator, including, but not limited to, a telephone or Internet exchange system. Cash or other property shall be transferred from the appropriate Investment Fund to the other Investment Fund as may be necessary to reflect appropriately the aggregate transfer transactions for the Participant Accounts in the Investment Funds, in accordance with uniform rules established by the Plan Administrator. A Participant’s election to transfer funds from one or more Investment Funds to one or more other Investment Funds shall be final and may only be changed in accordance with such procedures as are established by the Plan Administrator or the Administrator.
     Section 6.5 Investment Transition and “Blackout” Periods. Notwithstanding any provision of the Plan or this Article VI to the contrary, whenever there is a change to a new valuation, recordkeeping or other system or other event which affects the accounting of Plan assets, the Plan Administrator may establish a transition “blackout” period, which shall begin and end on such dates as the Plan Administrator may establish, during which any or all investment activities, withdrawals, distributions, transfers of Participant Accounts and other similar activities under the Plan may be suspended. The commencement and duration of said transition period does not need to be the same for each of the foregoing activities. In addition, the Plan Administrator may make interim changes to the rules governing distribution of Participant’s Accounts, allocation of Plan investment experience and other Plan administrative changes as the Plan Administrator determines, in its discretion, to be appropriate in anticipation of or as a result of the blackout period.
     Section 6.6 Diversification of Accounts. Notwithstanding the foregoing provisions of this Article VI or any other provisions of the Plan regarding Investment Funds, if Company stock is offered an Investment Fund, the Plan shall comply with the diversification requirements of Section 401(a)(35) of the Code and Treasury regulations and other applicable guidance issued thereunder. In this respect, a Participant, Former Participant, Beneficiary, or Alternate Payee shall be eligible to transfer all or part of the portion of his Accounts that are invested in the Company stock to any of the other available Investment Funds, in accordance with the terms of the Plan. In addition:

     (a) The Investment Funds offered under the Plan shall include not less than three Investment Funds, other than Company stock, into which a Participant, Former Participant, Beneficiary, or Alternate Payee may elect to transfer amounts invested in Company stock. Each such additional Investment Fund shall be diversified and have materially different risk and return characteristics.
     (b) As currently provided in Article VI and other provisions of the Plan regarding investment elections, Participants, Former Participants, Beneficiaries, and Alternate Payees shall be provided with reasonable, periodic opportunities to direct the transfer described in (i), occurring not less frequently than quarterly.
     (c) Except as provided in Treasury regulations or other applicable guidance, the Investment Committee shall not impose restrictions or conditions with respect to investment in the Company stock (other than restrictions or conditions imposed by reason of securities laws or designed to ensure compliance with such laws) which are not imposed on investments in other Investment Funds.
     (d) The Investment Committee shall notify Participants, Former Participants, Beneficiaries, and Alternate Payees of their diversification rights at the time, in the manner, and to the extent required pursuant to Section 101(m) of ERISA and regulations and other guidance issued thereunder.

ARTICLE VII
DISTRIBUTIONS
     Section 7.1 Eligibility. A Former Participant or his Beneficiary shall be eligible to receive a distribution as provided in Sections 7.2 through 7.5. Distributions shall be payable as provided in Sections 7.6 through 7.9, as applicable. Notwithstanding anything to the contrary in the Plan, an Active Participant shall not be deemed to have retired or terminated employment if he becomes ineligible to participate in the Plan because he is a “leased employee” within the meaning of Code Section 414(n).
     Section 7.2 Retirement. An Active or Inactive Participant who becomes a Former Participant because of his retirement on or after his Normal Retirement Date, shall, as of his Normal Retirement Date, be fully vested in the value of his Accounts, and shall be eligible to commence distribution of such Accounts as provided in Section 7.10 as of the Settlement Date next succeeding his actual retirement date.
     Section 7.3 Disability. An Active or Inactive Participant who becomes a Former Participant because of a Disability, shall, as of the date on which he is deemed to be disabled, be fully vested in the value of his Accounts and shall be eligible to commence distribution of such Accounts as provided in Section 7.10 as of the Settlement Date next succeeding the date as of which he is deemed to be disabled.
     Section 7.4 Death. An Active or Inactive Participant who becomes a Former Participant because of his death shall, as of the date of his death, be fully vested in the value of his Accounts and his Beneficiary shall be eligible to commence distribution of such Accounts as provided in Section 7.10 as of the Settlement Date next succeeding the date of such Participant’s death.
     Section 7.5 Termination for Other Reasons. An Active or Inactive Participant whose employment with any and all Related Entities is terminated for any reason other than retirement, disability or death, shall, as of the date of such termination:
     (a) be fully vested in the value of his 401(k), After-Tax, Catch-up, and Rollover Accounts, and
     (b) be fully vested in the value of his Retirement and Matching Accounts if the Participant has completed 3 Years of Service as of such termination date.
     (c) Such Participant shall be eligible to commence distribution of the vested portion of his Accounts as provided in Section 7.10 as of the Settlement Date next succeeding his termination date; provided however, a Participant’s vested Accounts may not be paid until the Participant’s Normal Retirement Date without his and his Spouse’s written consent if the value exceeds $5,000.
The value of the Participant’s vested Account balance for purposes of determining whether it exceeds $5,000 shall be determined without regard to that portion of his Account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.
     (d) All Years of Service with the Employer or a Related Entity, including Years of Service during which the Participant is in an ineligible job classification, shall be taken into account for purposes of determining a Participant’s vesting percentage, with the exception that in the case of a Participant who has five or more consecutive one year Breaks in Service, the Participant’s service prior to the Break in Service shall be taken into account only if: (i) such Participant has a nonforfeitable interest in his Retirement and Matching Accounts at the time he separated from service, or (ii) such Participant returns to service after December 31, 2005, and he had a positive balance in a 401(k) Account at the time he separated from service, or (iii) upon returning to service, the number of consecutive one year Breaks in Service is less than the greater of five or the number of Years of Service prior to his initial separation from service. If a Participant returns to service following a Break in Service and his service prior to the Break in Service may only be taken into account pursuant to clause (i) or (ii) (and not clause (iii)), such prior service will be used to determine the vesting percentage with respect to amounts credited to his Accounts subsequent to his return. If a Participant returns to service following a Break in Service and his service prior to the Break in Service shall be taken into account pursuant to clause (iii), such prior service shall be used to determine the vesting percentage with respect to amounts credited (or restored) to his Accounts both before and after his return.
     Section 7.6 Distribution of Accounts.
     (a) Normal Form of Payment. Unless an optional form of payment under subsection (e) is selected pursuant to a Qualified Election (as defined in subsection (c) below) within the 180 day period ending on a Participant’s Annuity Starting Date, a Participant’s vested Accounts will be paid in the form of a Qualified Joint and Survivor Annuity.
     (b) Qualified Pre-Retirement Survivor Annuity. If a married Participant dies before his Annuity Starting Date, then the Participant’s Accounts will be paid in the form of a Qualified Pre-Retirement Survivor Annuity unless such form of payment has been waived pursuant to a Qualified Election as defined in paragraph (c) below. If a married Participant who validly waives the Qualified Pre-Retirement Survivor Annuity dies prior to his Annuity Starting Date, his vested Accounts will be paid to his Beneficiary in accordance with Section 7.7. Within a reasonable time after the death of a Participant, the Participant’s Spouse may elect to have benefits commence as of the first day of any month subsequent to such election but prior to the year in which the Participant would have reached age 70-1/2.
     (c) Definitions.
     (1) Election Period. The Election Period is the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant’s death. If a Participant separates from service prior to the first day of the Plan Year in which he attains age 35, with respect to the vested Accounts as of the date of separation, the election period shall begin on the date of separation. A Participant may make a valid qualified Election prior to the first day of the Election Period; provided, however, such Qualified Election shall become invalid as of the first day of the Election

Period. The Participant with the Spouse’s witnessed consent must thereafter execute a new Qualified Election.
     (2) Qualified Election. A Qualified Election is a waiver of a Qualified Joint and Survivor Annuity or a Qualified Pre-Retirement Survivor Annuity. The waiver must be in writing, must be consented to by the Participant’s Spouse and must designate a specific beneficiary and form of benefits, unless the waiver is a general consent which meets the requirements of Treasury Regulation § 1.401(a)-20 Q&A-31(c). The Spouse’s consent to a waiver must be notarized. Notwithstanding this consent requirement, if the provisions of Section 2.6(b)(1), (2) or (3) are satisfied, a waiver by the Participant’s Spouse will not be required. Any consent necessary under this provision will be valid only with respect to the Spouse who signs the consent, or in the event of a deemed Qualified Election, the designated Spouse. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. Thereafter, a new waiver may be filed with the Spouse’s witnessed consent. The number of revocations and new waivers shall not be limited.
(d) Notice Requirements.
     (1) Notice of Qualified Joint and Survivor Annuity. In the case of a Qualified and Survivor Annuity as described in Section 7.6(a), the Administrator shall provide Participant within 180 days prior to the Annuity Starting Date with a written explanation of:
     (A) the terms and conditions of a Qualified Joint and Survivor Annuity;
     (B) the Participant’s right to make and, the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit;
     (C) the rights of a Participant’s Spouse; and
     (D) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity,
The Participant shall have 30 days from the date such notice is provided to make his election. A Participant may, with spousal consent, waive this 30-day election period if the distribution commences more than 7 days after such notice is provided.
     (2) Notice of Qualified Pre-Retirement Survivor Annuity. In the case of a Qualified Pre-Retirement Survivor Annuity as described in Section 7.6(b), the Administrator shall provide each Participant within the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year in which the Participant attains age 34, or, if later, within a reasonable period after the Participant is hired, a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section 7.6(d)(1) applicable to a Qualified Joint and Survivor Annuity.

(e) Optional Form of Payment.
     (1) Lump Sum. By payment in a lump sum.
     (2) Qualified Joint and 75% or 100% Survivor Annuity. By an annuity for the life of the Participant with a survivor annuity for the life of his Spouse equal to 100% or 75% of the amount of the monthly payment during the joint lives of the Participant and his Spouse.
     (3) Direct Rollover. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s or Nonspouse Beneficiary’s election under this Article, a Distributee or Nonspouse Beneficiary may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee or Nonspouse Beneficiary in a Direct Rollover.
For purposes of this Section 7.3(e)(3), the following definitions shall apply:
     (A) An “Eligible Rollover Distribution” is any distribution from the Plan, excluding (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) over the life (or life expectancy) of the individual, the joint lives (or joint life expectancies) of the individual and the individual’s designated beneficiary, or a specified period of ten (10) or more years, (2) any distribution to the extent such distribution is required under section 401(a)(9) of the Code (provided that the rules under section 401(a)(9) of the Code shall be applied in accordance with IRS Notice 2007-7 or any subsequent applicable Internal Revenue Service guidance with respect to distributions to Nonspouse Beneficiaries), or (3) any hardship distribution.
     (B) An “Eligible Retirement Plan” is (1) an individual retirement account described in section 408(a) of the Code, (2) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract), (3) an annuity plan described in section 403(a) of the Code, (4) a qualified plan described in Section 401(a) of the Code, the terms of which permit the acceptance of rollover distributions, (5) an eligible deferred compensation plan described in section 457(b) of the Code that is maintained by an eligible employer described in section 457(e)(i)(A) of the Code that shall separately account for the distribution, (6) an annuity contract described in section 403(b) of the Code, or (7) a Roth IRA described in section 408A(b) of the Code. Notwithstanding the foregoing:
     (1) with respect to a distribution (or portion of a distribution) consisting of after-tax employee contributions, “Eligible Retirement Plan” shall mean a plan described in clause (3), (4), or (6) that separately accounts for such amounts (and earnings thereon), including separately accounting for the portion that is includible in gross income and the portion that is not so includible, or a plan described in clause (1) or (2), and
     (2) with respect to a distribution made on behalf of a Nonspouse Beneficiary, “Eligible Retirement Plan” shall mean an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, or a Roth IRA described in section 408A(b) of the Code that is established to receive such distribution and will be treated as an “inherited IRA” for the Nonspouse Beneficiary under section 402(c)(11) of the Code.
     (C) A “Distributee” includes a Participant or a Participant’s surviving spouse. In addition, Participant’s spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order is also a Distributee with regard to the interest of such spouse or former spouse.
     (D) A “Direct Rollover” is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee or Nonspouse Beneficiary.
     (E) A “Nonspouse Beneficiary” means an individual who is a Beneficiary and is not a Distributee.
     (f) Timing of Distribution. Unless the Participant elects otherwise, the date as of which distribution of a Participant’s interest in the Trust may be commenced shall not be later than the 60th day after the close of the Plan Year in which occurs the last of the following:
     (1) the Participant attains his Normal Retirement Date; or
     (2) the 10th anniversary of the commencement of the Participant’s participation in the Plan; or
     (3) the Participant terminates his employment with any and all Related Entities.
     (g) Required Distribution. Notwithstanding any provision to the contrary, a Participant’s Accounts will be distributed to him in accordance with the requirements of Code Section 401(a)(9) and Article XVI.
     (h) Settlement of Small Amounts. Notwithstanding any provision in the Plan to the contrary, the Administrator may distribute the vested balance of a Participant’s Accounts in a lump sum prior to the Participant’s Normal Retirement Date (or death, if earlier) without the consent of the Participant and his Spouse, or the Participant’s Beneficiary in the event of the Participant’s death, if the distributable balance of the Participant’s Accounts at the time of distribution is $5,000 or less. The value of the Participant’s vested Account balance for this purpose shall be determined without regard to that portion of his Account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. In the event of a mandatory distribution greater than $1,000 in accordance with this Section 7.6(h), if the

Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan in a direct rollover or to receive the distribution directly in accordance with Section 7.6(e), then the Administrator shall pay the distribution in a direct rollover to an individual retirement plan designated by the Administrator.
     Section 7.7 Distribution of Benefits Upon Death. Where the distribution of a Participant’s Accounts has commenced, and such Participant dies before the entire amount in his Accounts has been distributed, the remaining portion of his Accounts shall be distributed at least as rapidly as the distribution option in effect as of the date of his death; provided, however, that the Administrator may accelerate payments under such payment option after consulting with his Beneficiary. Subject to the requirements of Section 7.6(b), if a Participant dies prior to the commencement of benefits hereunder, the Participant’s Accounts shall be distributed to the Participant’s Beneficiary. If the Participant dies prior to the time distribution of his Accounts has commenced, his entire Accounts (i) shall be paid by December 31 of the Plan Year in which occurs the fifth anniversary of the Participant’s death, or (ii) shall commence to be paid within one year after the Participant’s death over the life of his Beneficiary.
     Section 7.8 Effect of Reemployment After Distribution Has Been Made or Commenced. In the event that a Participant is reemployed by a Related Entity after distribution has been made or commenced to him, the following rules shall apply:
     (a) Further distribution of his Accounts shall be suspended and the undistributed remainder of his Accounts shall continue to be held in the Trust Fund until he subsequently terminates his employment with any and all Related Entities, it being the intent hereof that no distributions shall be made while a Participant is maintaining an employment relationship with a Related Entity.
     (b) He shall not again become an Active Participant of his Plan unless and until he shall satisfy the eligibility requirements of Section 3.2.
     Section 7.9 Deferred Accounts.
     (a) Identification of Deferred Accounts. If distribution of a Former Participant’s Account is deferred, the amount deferred for future distribution shall be a “deferred account”.
     (b) Investment of Deferred Accounts. Until fully distributed, each deferred account shall remain in the Trust and continue to share in all changes in the net worth of the Trust made pursuant to Section 5.2. Deferred accounts shall not participate in the allocation of Employer contributions and Forfeitures made in accordance with Article IV. Payment of a deferred account shall be made after the Administrator receives a written request for the payment by the Participant or his Beneficiary.
     Section 7.10 Processing Distributions. Distributions from the Plan will be processed on a Settlement Date as soon as administratively practicable (in accordance with such rules and procedures as may be established by the Plan Administrator or the Administrator) after the Participant, his Beneficiary, or Alternate Payee, as the case may be, files his request for benefits with the Administrator, provided that the date to process the distribution shall be no earlier than such Settlement Date which follows the deposit of contributions for the Participant’s final paycheck in the Trust. The amount of a distribution to a Participant, Beneficiary or Alternate Payee shall be based upon the value of the Participant’s Accounts as of the Settlement Date on which the distribution is processed and distributions shall be made as soon as administratively practicable after such Settlement Date in accordance with such rules and procedures as may be established by the Plan Administrator or the Administrator.

ARTICLE VIII
LOANS TO PARTICIPANTS AND WITHDRAWALS
     Section 8.1 Severe Hardship Withdrawals.
     (a) Withdrawals may be made from the value of a Participant’s 401(k) Account (excluding investment earnings) only in a situation where the Administrator, in its sole discretion, determines that such a withdrawal will alleviate a condition of severe financial hardship of a Participant. (No withdrawals are permitted from a Participant’s Retirement, Matching, After-Tax or Rollover Accounts.)
     (b) Severe financial hardship withdrawals may be made for the following specified purposes:
     (1) Costs directly related to the purchase of the Participant’s principal residence (excluding mortgage payments);
     (2) Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant, or the Participant’s spouse, children, or dependents (as defined in section 152 of the Code but determined without regard to sections 152(b)(1), (b)(2) and (d)(1)(B));
     (3) Expenses for (or necessary to obtain) medical care that would be deductible under section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);
     (4) Payments for burial or funeral expenses for the employee’s deceased parent, spouse, children or dependents (as defined in section 152 of the Code but determined without regard to section 152(d)(1)(B));
     (5) Payments necessary to prevent eviction from, or foreclosure of a mortgage on, the Participant’s principal residence;
     (6) Expenses for the repair or damage to the employee’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income); or
     (7) Any amount determined by the Administrator in its sole discretion as necessary to meet an immediate or heavy financial need.
     In determining the amount required to meet a severe financial hardship, the Administrator may take into account the anticipated federal, state or local income and excise taxes with respect to the withdrawal. In no event shall the amount distributed exceed the lesser of the amount required to meet such financial need, as determined by the Administrator, or the balance of the Participant’s 401(k) Account. A distribution shall be treated as necessary to satisfy an immediate and heavy financial need of a Participant, if, and only if, the Participant has obtained all distributions (other than hardship distributions) available to him under the Plan and otherwise demonstrates to the Administrator that no other resources are reasonably available to satisfy his heavy and immediate financial need.
     Section 8.2 Minimum Withdrawal. Notwithstanding any other provision of Article VIII, withdrawals may not be made in amounts of less than $200 unless the maximum amount which may be withdrawn is less than $200.
     Section 8.3 Payment of Withdrawals. Notwithstanding any provisions of the Plan to the contrary, a Participant seeking a withdrawal must apply to the Administrator for such withdrawal. All withdrawal requests shall be subject to such rules and procedures as may be imposed by the Plan Administrator or the Administrator. The amount of a withdrawal to a Participant shall be based upon the value of the Participant’s Accounts as of the Settlement Date on which the withdrawal is processed. The withdrawal shall be processed as soon as administratively practicable after the Participant files his request for a withdrawal with the Administrator and the withdrawal shall be paid as soon as administratively practicable after such Settlement Date in accordance with such rules and procedures as may be established by the Plan Administrator or the Administrator.
     Section 8.4 Special Rule for Married Participants. Before any withdrawal can be made from a married Participant’s Accounts, the Participant’s Spouse must give a notarized consent to the withdrawal.
     Section 8.5 Age 59-1/2 Withdrawals. Notwithstanding the above, a Participant who attains age 59-1/2 may take a withdrawal from his 401(k) Account for any reason, regardless of financial need.
     Section 8.6 Loans.
     (a) General. The Administrator shall be authorized to administer a loan program under the Plan, pursuant to this Section 8.6. A Participant may borrow a portion of his Accounts, in accordance with the following procedures, terms and conditions:
     (1) In order to borrow any portion of his Accounts, the Participant shall file a written application with the Administrator and shall sign a written form, prescribed by the Administrator, authorizing the Employer to deduct from such Participant’s pay for each month during the term of the loan, amounts determined in accordance with such schedule of repayment as may be determined appropriate by the Administrator in order to repay the principal and accrued interest due under the loan. In determining a schedule of repayment of any loan under this Plan, the Administrator shall provide for substantially level amortization of such loan (with payments not less frequently than quarterly), over the term of the loan. Loan proceeds shall be distributed to the Participant as soon as administratively practicable following application.
     (2) The aggregate total of all outstanding loans to a Participant under this Plan shall be in an amount specified by the Participant, which amount shall not be less than $1,000 nor more than 50 percent (50%) of the nonforfeitable value of such Participant’s Accounts, determined on the date of the loan application; provided, however, that any loan amount, when added to the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan is made, shall not exceed $50,000.
     (3) Any loan to a Participant under this Plan shall be made at an interest rate fixed by the Administrator, determined as of the date of the loan application. The Administrator shall ascertain a reasonable rate of interest each month, with respect to loans granted in the following month, that shall provide the Plan with a return commensurate with, and be determined on the basis of, the interest rates charged by commercial lending institutions for loans that would be made under similar circumstances.
     (4) The aggregate total of all outstanding loans to a Participant under this Plan shall be adequately secured by up to 50 percent (50%) of the nonforfeitable value of the Participant’s Accounts. In addition to said value of the Participant’s Accounts, the Administrator may require the Participant to post additional security if it believes such security is necessary or desirable in order to adequately secure the loan. If, because of a decrease in the value of the Participant’s Accounts, or for any other reason, the Administrator believes the loan to be inadequately secured, it shall either require the Participant to post security in addition to the value of such Accounts or demand accelerated repayment of the loan. The types of security that may be required to be posted shall include, but not be limited to, certificates of deposit, stocks, short-term bonds and other short-term securities and their cash equivalents.
     (5) Any loan to a Participant under this Plan shall contain such default provisions as may be determined appropriate by the Administrator, including the provision that if an event of default occurs and is not cured on or before the last day of the quarter next following the quarter in which the event of default occurs, the unpaid principal and accrued interest due under the loan shall be declared immediately payable in full and may be charged back against the Participant’s Accounts as a distribution at the earliest time that the Participant is entitled to receive a distribution under this Plan. A failure to make a scheduled payment, or the filing of an application for a benefit distribution (other than a hardship withdrawal pursuant to Section 8.1 or a distribution on or after a Participant reaches age 59 1/2 pursuant to Section 8.5) under this Plan, shall constitute events of default.
     (6) If a Participant is absent during a period of Qualified Military Service, repayment shall be waived during such period and, upon the Participant’s reemployment by an Employer within the time during which the Participant’s right to reemployment is protected by applicable law, the loan payment schedule shall resume with the original maturity date of the promissory note adjusted to reflect the period of Qualified Military Service.
     (7) If a Participant incurs a Disability or is on an approved unpaid leave of absence, the Administrator may, in its sole discretion, waive payments for up to one (1) year and re-amortize the loan and establish a new loan payment schedule pursuant to which the loan will be repaid in full by the original maturity date of the Participant’s note.

     (8) A loan origination fee, in an amount determined by the Administrator annually, will be charged to each Participant obtaining a loan and will be deducted from the loan proceeds.
     (9) A loan maintenance fee, in an amount determined by the Administrator, will be charged to each Participant and will be deducted from such Participant’s Accounts for each Plan Year during which such loan is outstanding.
     (b) Allocation of Loans. The written instrument evidencing any loan made pursuant to this Section 8.6 shall be held by the Trustee for the benefit of the Participant to whom the loan was made and not for the Trust Fund as a whole, and the Participant’s interest in Investment Funds will be reduced in the same proportion that his interest in each such Investment Fund bears to the amount of the loan.
     (c) Aggregation of Loans. For purposes of determining whether the dollar limitations of Section 8.6(a) have been met, the Administrator shall take into account the unpaid principal amount of any loan(s) made to the Participant under the provisions of any employee benefit plan to which contributions have been made on his behalf by the Employer.
     (d) Number of Outstanding Loans. A Participant may have up to two (2) outstanding loans from his Accounts at any given time. If a Participant already has an outstanding loan from his Accounts, he may request a second loan, provided that (i) the request is made no sooner than six (6) months after the initial loan request, (ii) the limits described in Subsection (a) are not exceeded by the total of the two loans, and (iii) if the proceeds of the first loan were intended to be used by the Participant to acquire the principal residence of the Participant, notwithstanding anything to the contrary in Subsection (e), the proceeds of the second loan shall not be used to acquire a principal residence and the Participant shall be required to repay the amount of the second loan within five (5) years of the date of the loan.
     (e) Maximum Term of Loans. The Administrator may not permit a Participant to borrow any part of the value of the Participant’s Accounts, pursuant to Section 8.6 unless the Participant is required, by the terms of the loan, to repay the amount borrowed within five (5) years of the date of the loan. Notwithstanding the foregoing, if the Participant borrows from his Accounts under the provisions of this Section 8.6, and the proceeds of such loan will be used by the Participant to acquire any dwelling unit that, within a reasonable period of time, is to be used as a principal residence of the Participant, then the maximum term of the loan need not be restricted to five years and the loan shall be repaid within a reasonable period of time, as fixed by the Administrator in the loan papers at the time the loan is made. At the time the loan is made, the Administrator shall determine whether a dwelling unit will be used as a principal residence within a reasonable period of time. If the Participant is absent due to Qualified Military Service, loan repayments shall be suspended during such absence and shall resume following the completion of the period of Qualified Military Service. Any such resumed repayments shall be made, following the period of Qualified Military Service, at least as frequently as, and in an amount not less than, the original loan payments. In the event of Qualified Military Service, the terms of the loan may be extended by a period not to exceed the original term of the loan plus the period of Qualified Military Service.

     (f) Allocation of Payments. Each payment by the Participant to the Trustee in repayment of any outstanding loan(s) shall be allocated to the portion of the Participant’s Accounts invested in the Investment Funds in the same proportion as any new contributions on behalf of the Participant would be allocated between the Investment Funds.
     (g) Repayment of Loans. A Participant may repay any outstanding principal and accrued interest due under the loan without being charged with any prepayment penalty at any time after the six month period beginning on the date that the loan was made. No penalty will apply to prepayments.

ARTICLE IX
ADMINISTRATION OF THE PLAN
     Section 9.1 General. The Committee shall be the “Plan Administrator” as well as the “Named Fiduciary” as those terms are defined in ERISA. The Plan shall be administered by the Administrator. The Plan Administrator shall delegate to the Administrator the day-to-day administration of the Plan as it pertains to the Participants. The Administrator shall adopt such rules and regulations consistent with the provisions of the Plan as may be deemed appropriate in its judgment. The rules, regulations and determinations of the Plan Administrator and the Administrator shall not discriminate in favor of officers, shareholders or highly compensated employees.
     The Plan Administrator and the Administrator have the right to construe and interpret the Plan, remedy any errors or inconsistencies in the Plan documents, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder. The determinations of the Plan Administrator and the Administrator regarding the administration of the Plans the construction and application of the provisions of the Plan and the employment status, compensation and service of any person shall be binding and conclusive on all persons covered by the Plan and persons claiming benefits on any such person’s behalf.
     The Plan Administrator, to correct any errors or defects which may occur in the administration or operation of the Plan, may, in its sole discretion, direct that additional amounts be contributed to the Plan, that amounts be reallocated among Participants’ Accounts or take any other action it deems necessary and practicable to restore affected Participants and the Plan to the positions they would have been in if no such error or defect had occurred.
     Section 9.2 Compensation and Expenses. The Plan Administrator and the Administrator shall not receive compensation for their services. However, a person to whom administrative duties shall have been delegated by the Plan Administrator who is not an employee may receive compensation for the performance of such duties. All usual and reasonable expenses of the Plan Administrator may be paid in whole or in part by the Employer, and any expenses not paid by the Employer shall be paid out of the principal or income of the Trust. Notwithstanding any provision to the contrary in this Section 9.2 or Section 11.12, reasonable expenses incurred by the Administrator to determine whether a domestic relations order is a Qualified Domestic Relations Order may be paid from the Accounts of the Participant to whom such Order relates.
     Section 9.3 Records. The Plan Administrator and the Administrator shall keep a record of all of their proceedings and shall keep all such books of account, records and other data as may be necessary or advisable in their judgment for the administration of this Plan.
     Section 9.4 Records of Trust. The Plan Administrator shall keep on file in such form as it may deem convenient and proper, all reports of the Trust received from the Trustee. The Administrator shall be responsible for seeing that each Participant is advised, as soon as possible after the close of each Plan Year, of the value of his Accounts as of the last day of such Plan Year.

     Section 9.5 Claims Procedure.
     (a) A Participant or Beneficiary shall make claim for a benefit by filing a signed written request identifying the benefit requested with the Administrator. The Administrator and the Plan Administrator have the sole power in their discretion to determine the rights and eligibility of employees, Participants and their beneficiaries to their respective benefits under the Plan. Benefits under the Plan will be paid only if the Administrator or the Plan Administrator decides in its discretion that the applicant is entitled to them.
     (b) If the Administrator determines that the individual who has claimed a right to receive benefits under the Plan is not entitled to receive all or any part of the benefits claimed, the Administrator shall inform the claimant in writing of its determination and the reasons therefor in layman’s terms. The notice of denial shall include the following information:
     (1) the specific reason or reasons for the adverse determination;
     (2) reference to the specific Plan provisions on which the benefit determination is based;
     (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
     (4) a description of the Plan’s review procedure and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review.
If the notice of denial is for a Disability Claim (as defined below), the notice shall also include any internal rule, guideline, protocol, or other similar criterion which was relied upon in making the adverse determination, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the claimant upon request.
     (c) The notice denying a claim shall be issued within a reasonable period of time but not later than 90 days after receipt of the claim (45 days for a Disability Claim) unless special circumstances require an extension of the time for processing. If such an extension of time is required, the Administrator shall furnish written notice of the extension to the claimant prior to the termination of the initial 90 day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render a final decision. In no event shall such extension exceed a period of 90 days from the end of the initial period.
For a Disability Claim, instead of a 90 day extension, the Administrator may have two 30 day extensions of time. In order to obtain such an extension, the Administrator must determine that the extension is needed due to matters beyond the control of the Plan and provide notice to the claimant of the extension before the date that such claim would otherwise need to be decided. Any notice of extension with respect to a Disability Claim shall notify the claimant of: (i) the circumstances requiring the extension of time; (ii) the date by which the Plan expects to render a determination; (iii) the standards on which entitlement to a benefit is based, (iv) the unresolved issues that prevent a decision on the claim; and (v) the additional information needed to resolve those issues. The claimant shall have 45 days to provide any additional information required to perfect a Disability Claim.
     (d) Within 60 days of the receipt by the claimant of the written notice of denial of the claim (180 days for a Disability Claim), the claimant may file a written request with the Plan Administrator to conduct a full and fair review of the denial of the claimant’s claim for benefits. In connection with the claimant’s appeal, the claimant may:
     (1) submit to the Plan Administrator written comments, documents, records, and other information relating to the claim for benefits; and
     (2) request of the Plan Administrator, and be provided, free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.
The Plan Administrator shall afford to any claimant so requesting review, a full and fair review of the decision denying the claim and may, in its sole discretion, hold a hearing to review the issues raised by the claimant. The Plan Administrator’s review shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.
If the claim is a Disability Claim, the following rules shall apply:
     (1) The review of the decision denying the claim shall not afford deference to the initial adverse benefit determination;
     (2) If an adverse benefit determination is based in whole or in part on a medical judgment, the Plan Administrator shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who was not consulted in connection with the initial adverse benefit determination nor is a subordinate of such individual; and
     (3) The Plan Administrator must identify the medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the claimant’s adverse benefit determination regardless of whether the advice was relied upon in making the benefit determination.
     (e) The Plan Administrator shall promptly advise the claimant of its decision on the claimant’s request for review. The decision on review shall be made no later than 60 days (45 days for a Disability Claim) after the Plan’s receipt of a request for review, unless special circumstances require a further extension of time for processing. In that event, a decision shall be rendered as soon as possible, but not later than 120 days (90 days for a Disability Claim) following receipt of the request for review. Written notice of any such extension shall be furnished to the claimant prior to the commencement of the extension and such notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.
     (f) The notice to the claimant of the Plan Administrator’s decision shall include the following:
     (1) specific reason or reasons for the adverse benefit determination,
     (2) reference to the specific Plan provisions on which the benefit determination is based;
     (3) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and
     (4) a statement of the claimant’s right to bring an action under section 502(a) of ERISA.
If the claim is a Disability Claim, the Plan Administrator’s notice to the claimant shall also include:
     (5) any internal rule, guideline, protocol, or other similar criterion which was relied upon in making the adverse determination or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided free of charge to the claimant upon request; and
     (6) the following statement: “You and your plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”
     (g) The period of time within which an initial benefit determination or a benefit determination on review is required to be made shall begin at the time a claim is filed in the case of an initial benefit determination and at the time an appeal is filed in the case of an appeal, and without regard in both cases to whether all the information necessary to make the initial benefit determination or a benefit determination on review, as the case may be, accompanies the filing. If, either in the case of an initial benefit determination with respect to a Disability Claim or a benefit determination on review for any claim, the period of time within which to decide the claim is extended due to a claimant’s failure to submit information necessary to decide a claim, the period for making the initial benefit determination or the benefit determination on review shall be tolled from the date the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.
     (h) A Disability Claim means any claim for which the Administrator or the Plan Administrator must make a determination of Disability in order to decide a claim for benefits.

ARTICLE X
TRUSTEE
     Section 10.1 Trustee’s Responsibilities. The Trustee shall be appointed by the Investment Committee to administer the Trust Fund and shall serve at the pleasure of the Investment Committee. The Trustee, from time to time acting, shall have such rights, powers and duties a provided herein and as the Trust shall from time to time provide.
     Section 10.2 Trust. All contributions under this Plan shall be paid to the Trust. All assets of the Trust are to be held, invested, and reinvested by the Trustee and all property and funds of the Trust, including income from investments and from all other sources, shall be retained for the exclusive benefit of the Participants and Beneficiaries as provided in the Plan and shall be used to pay benefits to persons entitled thereto hereunder or to pay expenses of administration of the Plan and Trust to the extent not paid by the Employer. The Trustee, shall invest and reinvest the assets of the Trust at its discretion in accordance with the provisions of the Trust and shall not be limited by any laws of the United States or of any State thereof, except to the extent that such investment or reinvestment would result in the loss of the qualified status of the Plan under the Code or result in noncompliance with ERISA.
     Section 10.3 No Reversion to Employer. No part of the corpus or income of the Trust shall revert to the Employer or be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their Beneficiaries except as provided in Section 4.2(e).

ARTICLE XI
GENERAL PROVISIONS
     Section 11.1 Inalienability. Except with respect to any indebtedness owing to the Trust Fund or as otherwise provided by law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge prior to thereof by the payee; and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge prior to such receipt shall be void; nor shall the Trust Fund be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to any benefit hereunder. The preceding sentence shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order unless such order is deemed to be a Qualified Domestic Relations Order.
     Section 11.2 Incompetency. Each person entitled to a payment hereunder shall be conclusively presumed to be mentally competent until the date on which the Administrator receives a written notice in a form satisfactory to the Administrator that such person is incompetent and that a guardian, conservator or other person legally vested with the care of his estate has been appointed. However, if the Administrator shall determine that any person entitled to a payment is unable to care for his affairs because of any disability or infirmity, then such payment may be paid to the person or persons who, in the opinion of the Administrator, is caring for and supporting the person entitled to the payment or to the institution in which the person entitled to the payment is residenced or which is providing for his care unless a prior claim therefor shall have been made by a duly appointed guardian or conservator, and any such payment so made shall be a complete discharge of the liability of the Plan therefor. If a guardian or conservator of the estate of the person entitled to the payment shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian or conservator, and such payment so made shall be a complete discharge of any liability therefor of the Plan.
     Section 11.3 Missing Payees. If, after any Participant’s Settlement Date, the Trustee is unable after seasonable search to locate any person entitled to benefits hereunder resulting from such Participant’s participation herein, then the Trustee shall mail by registered or certified mail, postage prepaid, to the last known address of such person, a notice to the effect that such person is entitled to receive benefits hereunder, and (i) if such notice is returned by the Post Office as being undeliverable because the addressee cannot be located at the address indicated and if neither the Employer nor the Trustee shall obtain any knowledge of such person’s whereabouts within one year from the date such notice is mailed, or (ii) if within such one-year period there is no response to such notice informing the Trustee of such person’s whereabouts, then in either of such events, at the end of such period, such Participant’s interest in the Plan shall be cancelled and the amount thereof shall be treated as a Forfeiture in the Plan Year in which such cancellation occurs. If the person entitled to the Participant’s cancelled Accounts subsequently makes a valid claim with respect to such reallocated amounts, the Participant’s Accounts shall be restored. Any application of payments made in accordance with this Section shall constitute a complete acquittance and discharge of every liability of the Trustee, the Employer and the Trust Fund to such Participant, his Beneficiaries and his and their executors, administrators and estates.

     Section 11.4 Non-Guarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any employee, or as a right to any employee to be continued in the employment of the Employer or as a limitation of the right of the Employer to discharge any employee with or without cause.
     Section 11.5 No Right to Trust Fund. No Employee shall have any right to, or interest in, any part of the Trust Fund upon termination of his employment or otherwise except as provided from time to time under this Plan, and then only to the extent of the benefits payable to such Employees out of the assets in the Trust. All payment of benefits as provided for in this Plan shall be made solely out of the assets in the Trust Fund and neither the Employer nor the Trustee shall be liable therefor in any manner.
     Section 11.6 Non-Liability Provisions. Subject to any limitation on the application of this Section 11.6 pursuant to ERISA, none of the Employer, the Plan Administrator, the Administrator or the Trustee guarantees the Trust in any manner against loss or depreciation, and none of them shall be liable for any act or failure to act which is made in good faith pursuant to the provisions of the Plan. The Employer shall not be responsible for any act or failure to act of the Trustee. The Plan Administrator shall not be responsible for any, act or failure to act of the Employer or the Trustee. The Plan Administrator and Administrator shall be indemnified by the Employer, or from the assets of the Trust, against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.
     Section 11.7 Applicable Law. Except as otherwise provided for under ERISA, all questions pertaining to the construction of the Plan shall be determine in accordance with the laws of the State of Delaware.
     Section 11.8 Litigation by Participants. To the extent permitted by law, if any person beneficially interested in the Trust Fund shall bring suit or proceeding against the Trustee or the Trust Fund, or if any dispute shall arise as to the person or persons to whom payment or delivery of any funds Shall be made by the Trustee, the cost to the Trustee of defending the action, where the result is adverse to the complainant or pursuant to court authorization, shall be charged to the Accounts of the Participant whose interest is at issue, and only the excess, if any, shall be included in the expenses of the Trust Fund.
     Section 11.9 Tax Releases. Prior to making any payment or distribution hereunder to any person, the Trustee may require such releases or other documents from any lawful taxing authority, may require such indemnity from the payee or distributee as the Trustee shall reasonably deem necessary for its protection, and may deduct from the amount to which such person may be entitled, such amount as, in its discretion, the Trustee deems proper to protect the, Trustee and the Trust Fund against liability on account of death, succession, estate, inheritance, income or other taxes and out of the money so deducted may discharge any such liability and pay the balance to the person or persons entitled thereto.
     Section 11.10 Inspection of Records. No person shall have any right to inspect any books and records of the Employer or to inspect any records of the Trustee with respect to any other person’s rights hereunder.

     Section 11.11 Pronouns. Masculine pronouns used herein shall refer to men or women or both and nouns and pronouns when stated in the singular shall include the plural and when stated in the plural shall include the singular wherever appropriate.
     Section 11.12 Qualified Domestic Relations Order. In addition to payments made under Article VII on account of a Participant’s termination of employment, payments may be made to an Alternate Payee prior to, coincident with, or after Participant’s termination of employment if made pursuant to a Qualified Domestic Relations Order. In any event, however, payments to an Alternate Payee pursuant to a Qualified Domestic Relations Order may not commence prior to the earlier of (a) the date on which the Participant, corresponding to the Qualified Domestic Relations Order is entitled to a distribution under the Plan; or (b) the later of (1) the date on which such Participant attains age 50 or (2) the earliest date on which such Participant could begin receiving benefits under the Plan if the Participant had separated from service. In addition, this Plan specifically authorizes distributions to an Alternate Payee under a Qualified Domestic Relations Order regardless of whether the Participant has attained the earliest retirement age (as defined above and in Section 414(p) of the Code) only if: (A) the order specifies distribution at the earlier date or permits an agreement between the Plan and the Alternate Payee, and (B) the Alternate Payee consents to a distribution prior to the Participant’s earliest retirement age if the present vale of the Alternate Payee benefits under the Plan exceeds $5,000. The value of the Participant’s vested Account balance for purposes of clause (B) of the preceding sentence shall be determined without regard to that portion of his Account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. Nothing in this Section 11.12 shall give a Participant a right to receive distribution at a time otherwise not permitted under the Plan, nor shall it permit the Alternate Payee to receive a form of payment not permitted under the Plan.
     The Administrator shall establish reasonable procedures to determine the qualified status off domestic relations orders and to administer distributions under such qualified orders, including, in its sole discretion, the establishment of segregated accounts for Alternate Payees.
     Section 11.13 Qualified Military Service.
     (a) In General. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).
     (b) Survivor Benefits. In accordance with Section 401(a)(37) of the Code, the survivors of a Participant who dies while performing Qualified Military Service shall be eligible for any additional benefits (other than additional contributions related to the period of Qualified Military Service) that would have been provided under the Plan if the Participant had resumed employment following a period of Qualified Military Service and immediately thereafter terminated employment due to death.
     (c) Termination of Employment. For purposes of this Article VII, a termination of employment shall be deemed to occur to the extent permitted by Section 414(u)(12)(B) of the Code (concerning individuals performing service in the uniformed services described in Code Section

3401(h)(2)(A)), provided that if a Participant elects a distribution of all or part of his 401(k) Account or After-Tax Account pursuant to Section 414(u)(12)(B) of the Code, the Participant shall be prohibited from making 401(k) contributions, Catch-up contributions or After-Tax contributions under this Plan during the six-month period beginning on the date of the distribution to the extent required by Code Section 414(u)(12)(B)(ii).

ARTICLE XII
AMENDMENTS
     Section 12.1 Amendments. The Company reserves the right to amend this Plan in writing at any time and from time to time by resolution adopted of it, and all persons claiming any interest hereunder shall be bound thereby; provided, that no amendment shall have the effect of prejudicing the interest of any Participant or Beneficiary in his Accounts as of the date of such amendment or of changing the rights, duties, or responsibilities of the Trustee without its written consent. It is the intention of the Employer that all amounts transferred to the Trustee hereunder are irrevocably set aside for the benefit of Participants and Beneficiaries, and the Employer does not reserve any right, title or interest in any fund transferred to the Trustee, except as provided in Section 4.2(e). No amendment to the Plan shall decrease a Participant’s Accounts or, unless otherwise permitted by the Secretary of the Treasury or Code regulations and/or rulings, eliminate an optional form of distribution.
     Section 12.2 Change to Vesting Schedule. A Participant in the Plan for three years on the effective date of any amendment of the Plan which directly or indirectly affects the computation of the Participant’s, nonforfeitable percentage, may elect after the adoption of such amendment to have his nonforfeitable interest computed under the Plan without regard to such amendment. The period during which the election may be made-shall commence with the date the amendment is adopted and shall end on the later of:
     (a) 60 days after the amendment is adopted;
     (b) 60 days after amendment becomes effective; or
     (c) 60 days after the Participant is issued written notice of the amendment by the Company or the Administrator.

ARTICLE XIII
TERMINATION
     Section 13.1 Right to Terminate Plan. The Company contemplates that the Plan shall be permanent. Nevertheless, in recognition of the fact that future conditions and circumstances cannot now be entirely foreseen, the Company reserves the right to terminate either the Plan or both the Plan and the Trust.
     Section 13.2 Merger or Consolidation of Plan and Trust. Neither the Plan nor the Trust may be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan or trust, unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the. Plan had then terminated).
     Section 13.3 Termination of Plan and Trust. If the Plan Administrator decides to terminate the Plan and Trust partially or completely, it shall be terminated as of the date specified in certified copies of resolutions of the Plan Administrator, delivered to the Trustee. Upon such partial or complete termination of the Plan and Trust, after payment of all expenses and proportional adjustment of Accounts of affected Participants to reflect such expenses, Trust Fund profits or losses, and allocations of any previously unallocated funds to the date of such termination, such affected Participants shall be entitled to receive the vested portion of the amounts then credited to their respective Accounts.
     Section 13.4 Effect of Termination on Vesting. In the event of a complete or partial termination of the Plan or a complete discontinuance of contributions, as those terms are defined in the Code and related regulations and/or rulings, such affected Employees shall, notwithstanding any other provision of the Plan, be 100% nonforfeitable vested as of the effective dated of such termination in the value of their Accounts after adjustments for related expenses and/or unallocated Trust Fund profits, losses or contributions have been made.

ARTICLE XIV
ROLLOVERS AND TRANSFERS
     Section 14.1 Rollover Contributions. Notwithstanding the limitations of Section 4.4 hereof and subject to such rules as may be established by the Plan Administrator and/or the Administrator, a Participant may contribute, at any time on or before the 60th day after it is received (in addition to any Employer contributions described in Section 4.2 and any Participant contributions described in Section 4.3), any rollover amount or rollover contribution which qualifies as an “eligible rollover distribution” as described in Code Section 402(c)(4) (“Rollover Contribution”). The Participant shall submit to the Administrator such evidence, documents and other information reasonably requested by the Administrator to insure that the contribution is qualified to be rolled over to the Plan. Rollover contributions during any Limitation Year shall not be treated as an Annual Addition.
     Section 14.2 Direct Trustee Transfers to the Plan. In addition to Rollover contributions, the Plan Administrator, in its sole discretion may, but shall not be obligated to, direct the Trustee to accept on behalf of an Employee amounts transferred by the trustee of another trust qualified under Sections 401(a) and 501 (a) of the Code.
     Section 14.3 Waiver of Participation Requirement. For the sole purpose of receiving a rollover contribution or direct transfer under this Article XIV, an Employee need not be, or be, eligible to become, an Active Participant pursuant to Section 3.1.
     Section 14.4 Treatment of Rollover Contributions. Rollover contributions and direct trustee transfers made in accordance with this Article XIV shall be maintained in a separate Rollover Account for the Employee for whose benefit they are held. The Employee shall at all times be fully vested in his Rollover Account. The Rollover Account shall be adjusted as provided in Article V, invested as provided in Article VI, and distributed as provided in Article VII.

ARTICLE XV
HDR PLAN
     Section 15.1 HDR Employees. Effective January 1, 1995, the assets and liabilities attributable to hourly paid employees of HDR Power Systems, Inc., a subsidiary of the Company, the terms of whose employment are covered by the Collective Bargaining Agreement (“HDR Employees”) were spun off from the HDR Power Systems 401(k) Plan (“HDR Plan”) and transferred to this Plan for the benefit of the HDR Employees. HDR Employees who were participants in the HDR Plan shall be labeled “HDR Participants” for purposes of this Article XV.
     Section 15.2 HDR Accounts. The account balances of the HDR Participants that are transferred from the HDR Plan shall be allocated and credited to an HDR Account in such HDR Participant’s name under this Plan. Notwithstanding the other provisions of the Plan to the contrary, the provisions of this Article XV shall govern each HDR Participant’s vesting, distribution options and retirement dates with respect to his HDR Account.
     Section 15.3 Vesting in HDR Accounts. An HDR Participant shall be fully vested at all times in his HDR Account.
     Section 15.4 Distribution of HDR Account. In addition to the distribution options set forth in Section 7.6 of the Plan, an HDR Participant may elect to receive the balance of his HDR Account in the following optional forms of payment:
     (a) Installments. In substantially equal monthly, quarterly, or annual installments. over a period of years not to exceed the HDR Participant’s life expectancy or the joint and survivor life expectancy of the HDR Participant and his beneficiary.
     (b) Annuity. In the form of a period certain annuity.
     Section 15.5 Early Retirement Date. An HDR Participant who becomes a Former Participant because of his retirement on or after his attainment of age 55 and completion of 10 Years of Service (“Early Retirement Date”), shall, as of his early retirement date, be 100% nonforfeitably vested in the value of his Accounts and shall be eligible to receive distribution of such Accounts within 90 days after the Settlement Date, after his early retirement date.

ARTICLE XVI
MINIMUM DISTRIBUTION REQUIREMENTS
     Section 16.1 General Rules.
     (a) Effective Date. The provisions of this article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.
     (b) Coordination with Minimum Distribution Requirements Previously in Effect. If the effective date of this Article XVI is earlier than calendar years beginning with the 2003 calendar year, required minimum distributions for 2002 under this Article XVI will be determined as follows: if the total amount of 2002 required minimum distributions under the Plan made to the distribute prior to the effective date of this Article XVI equals or exceeds the required minimum distributions determined under this Article XVI, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Article XVI is less than the amount determined under this Article XVI, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Article XVI.
     (c) Precedence. The requirements of this Article XVI will take precedence over any inconsistent provisions of the Plan.
     (d) Requirements of Treasury Regulations Incorporated. All distributions required under this Article XVI will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Internal Revenue Code.
     (e) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Article XVI, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.
     Section 16.2 Time and Manner of Distribution.
     (a) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.
     (b) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
     (1) If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, then, except as provided in Section 16.6 or 16.7, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.
     (2) If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, then, except as provided in Section 16.6 or 16.7, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
     (3) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
     (4) If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse, this Section 16.2, other than Section 16.2(b)(1), will apply as if the surviving Spouse were the Participant.
For purposes of this Section 16.2 and 16.4, unless Section 16.2(b)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 16.2(b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 16.2(b)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 16.2(b)(1)), the date distributions are considered to begin is the date distributions actually commence.
     (c) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections 16.3 and 16.4. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.
     Section 16.3 Required Minimum Distributions During Participant’s Lifetime.
     (a) Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:
     (1) the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 or the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or
     (2) if the Participant’s sole designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the

Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.
     (b) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 16.3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.
     Section 16.4 Required Minimum Distributions After Participant’s Death.
     (a) Death On or After Date Distributions Begin.
     (1) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s designated Beneficiary, determined as follows:
     (A) The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
     (B) If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent year.
     (C) If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
     (2) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
     (b) Death Before Date Distributions Begin.

     (1) Participant Survived by Designated Beneficiary. Except as provided in Section 16.6 or 16.7, if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s designated Beneficiary, determined as provided in Section 16.4(a).
     (2) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
     (3) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 16.2(b)(1), this Section 16.4(b) will apply as if the surviving Spouse were the Participant.
     Section 16.5 Definitions.
     (a) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 2.6 and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.
     (b) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 16.2. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.
     (c) Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.
     (d) Participant’s Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.
     (e) Required Beginning Date. The April 1 after the calendar year in which the Participant retires or attains age 70 1/2, whichever occurs last, except with respect to a Participant who is a 5-percent owner (as defined in Section 416 of the Code) whose Required Beginning Date shall be the April 1 after the calendar year in which such Participant attains age 70 1/2.
     Section 16.6 Election of Participants and Beneficiaries.
     (a) Participants or Beneficiaries May Elect 5-Year Rule. Subject to the provisions of Section 16.7, Participants or Beneficiaries may elect on an individual basis whether the 5-year rule in Section 16.6(b), or the life expectancy rule in Sections 16.2(b) and 16.4(b) applies to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 16.2(b) or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving Spouse’s) death. If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with Sections 16.2(b) and Section 16.4(b).
     (b) 5-Year Rule. Subject to the provisions of Section 16.7, if a Participant or Beneficiary elects to apply the 5-Year Rule to distributions after the death of a Participant, distribution to the designated Beneficiary is not required to begin by the date specified in Section 16.2(b), but the Participant’s entire interest will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
     Section 16.7 Precedence of Other Provisions of Plan. To the extent a provision in the Plan which is not contained in this Article XVI requires that a Participant or Beneficiary receive a distribution on a date earlier than that required by this Article XVI or in a form, such as a lump sum distribution, other than the form provided under this Article XVI, such other provision shall control the time and form of distribution to the Participant or Beneficiary, notwithstanding any provision of this Article XVI to the contrary, so long as the time of the distribution is no later than the date permitted by this Article XVI and the amount of the distribution is no less than the minimum distribution required by this Article XVI.
     Section 16.8 Minimum Distribution Requirements for the 2009 Plan Year. Notwithstanding anything to the contrary contained in this Article XVI, a Participant, Former Participant, or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (i) equal to the 2009 RMDs or (ii) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant or Former Participant, the joint lives (or joint life expectancy) of the Participant or Former Participant and his Beneficiary, or for a period of at least ten (10) years (“Extended 2009 RMDs”), will receive those distributions for 2009 unless the Participant, Former Participant, or Beneficiary chooses not to receive such distributions. Participants, Former Participants, and Beneficiaries described in the preceding sentence will be given the opportunity to elect to stop receiving the distributions described in the preceding sentence. For purposes of Section 7.6(e)(3), 2009 RMDs and Extended 2009 RMDs will not be treated as Eligible Rollover Distributions.
     To record the amendment and restatement of the Plan, AMETEK, Inc. has caused its authorized officer to execute the Plan on its behalf on this 13th day of July, 2010.

AMETEK Inc.
By:	/s/ Henry J. Policar
Henry J. Policar
Corporate Director Global Benefits and Mergers and Acquisitions